UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 16, 2005
ANDREW CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	001-14617	36-2092797
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
10500 W. 153rd Street, Orland Park, Illinois 60462
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (708) 349-3300
None

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Performance Cash Agreement
Restricted Stock Unit Agreement
Stock Option Agreement

Item 1.01. Entry into a Material Definitive Agreement
On November 16, 2005, the Compensation and Human Resources Committee approved the Form of Performance Cash Agreement under Andrew Corporation’s Management Incentive Plan, the Form of Restricted Stock Agreement under Andrew Corporation’s Long-Term Incentive Plan, and the Form of Stock Option Agreement under Andrew Corporation’s Long-Term Incentive program. Copies of these Agreements are attached hereto as exhibits and are hereby incorporated by reference.
The Management Incentive Plan provides for performance-based incentive compensation to officers and other key employees of the company. The Performance Cash Agreement calls for a cash award subject to the attainment of the participant’s performance goals. Those awards shall be subject to the terms and conditions of the Management Incentive Plan and this Agreement.
The Long-Term Incentive Plan provides certain employees, consultants and non-employee members of the board of directors with the opportunity to receive stock-based and other long-term grants, including stock options, stock appreciation rights, restricted stock awards, performance awards and other stock awards. The Restricted Stock Unit Agreement states that each vested Restricted Stock Unit shall entitle the participant to one share of common stock, $0.01 par value, of the Company, subject to the terms of the Long-Term Incentive Plan and this Agreement. The Stock Option Agreement states that the Company grants to the Optionee an option to purchase shares of common stock, subject to the terms of the Long-Term Incentive Plan and this Agreement.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
10.1	PERFORMANCE CASH AGREEMENT

10.2	RESTRICTED STOCK UNIT AGREEMENT

10.3	STOCK OPTION AGREEMENT

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREW CORPORATION
Date: November 16, 2005	By:	/s/ Marty Kittrell
Marty Kittrell
Chief Financial Officer